Exhibit 5.1

April 12, 2024

Global Crossing Airlines Group Inc. 4200 NW 36th Street Building 5A Miami International Airport Miami, Florida 33166

Ladies and Gentlemen:

We have acted as counsel to Global Crossing Airlines Group Inc., a Delaware corporation (the “Company”), and you have requested our opinion in connection with the filing of a Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), including a related prospectus filed with the Registration Statement (the “Prospectus”), covering the registration of the resale by certain selling securityholders of up to 23,217,500 shares (the “Resale Shares”) of common stock, par value $0.001 per share (the “Common Stock”), which includes (1) 17,680,187 shares of Common Stock issuable upon exercise of the certain common stock purchase warrants of the Company (the “Warrants”) and (2) 5,537,313 shares of Common Stock issuable upon conversion of the Company’s Class A Non-Voting Common Stock (the “Class A Stock”).

In connection with this opinion, we have examined and relied upon the Registration Statement, the Prospectus, the Company’s certificate of incorporation and bylaws, each as currently in effect and the originals, or copies identified to our satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company, and other persons, and such other documents, agreements and instruments as we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

Based upon the foregoing, we are of the opinion that (1) the Resale Shares issuable upon exercise of the Warrants and conversion of the Class A Stock have been duly and validly authorized and, to our knowledge, reserved for issuance upon exercise of such Warrants and conversion of such Class A Stock, and (2) such Resale Shares, when so issued upon exercise of the Warrants and conversion of the Class A Stock and upon delivery by the purchaser of the consideration for such Resale Shares with respect to the exercise of the Warrants, will be duly authorized, validly issued, fully paid and non-assessable.

Our opinion set forth in the immediately preceding paragraph is subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or

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affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) or (iii) an implied covenant of good faith and fair dealing. Our opinion is subject to the qualification that the availability of specific performance, an injunction or other equitable remedies is subject to the discretion of the court before which the request is brought.

Our opinions herein are limited to the General Corporation Law of the State of Delaware, and the federal laws of the United States of Americas. This opinion is limited to such laws as are in effect on the date hereof. Without limitation, no opinion is expressed herein with respect to the qualification of the Resale Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

Our opinions are limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Our opinions are based on these laws as in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the Prospectus. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the Rules and Regulations of the Commission promulgated thereunder, nor do we thereby admit that we are “experts” within the meaning of such term as used in the Securities Act with respect to any part of the Registration Statement, including this opinion letter as an exhibit or otherwise.

Sincerely

/s/ Cozen O’Connor

Cozen O’Connor